UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2014

Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Curacao	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curacao	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-59-99-465-8525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Special Retention Cash Bonus Awards

On February 10, 2014, the Compensation Committee of the Board of Directors of Orthofix International N.V. (together with its subsidiaries, the “Company”) approved a special retention cash bonus for each of Michael Finegan, the Company’s Chief Strategy Officer, and Jeffrey M. Schumm, the Company’s Chief Administrative Officer, General Counsel and Corporate Secretary. Each bonus is in an aggregate amount of $225,000, and is payable (i) 50% in amount on the date that the Company has filed each of (A) its financial statement restatement for the 2011 and 2012 fiscal years and the first fiscal quarter of 2013, (B) its Quarterly Reports on Form 10-Q for the second and third fiscal quarters of 2013, and (C) its Annual Report on Form 10-K for the 2013 fiscal year (the first date by which all such filings have been made, the “Filing Completion Date”), and (ii) 50% in amount on the date that is six months following the Filing Completion Date. Both portions of the bonus are contingent upon the executive remaining employed by the Company on the applicable payment date (unless the executive’s employment has been terminated by the Company without “Cause” (as defined in and pursuant to such executive’s employment agreement) or by the executive for “Good Reason” (as defined in and pursuant to such executive’s employment agreement) prior to such payment date, in which case it shall remain payable on the applicable payment date).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.

By:	/s/ Jeffrey M. Schumm
Jeffrey M. Schumm General Counsel and Corporate Secretary

Date: February 14, 2014